Exhibit 12
                                                                   Page 1 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                       Three Months Ended
                                                            March 31,
                                                        1996         1995

                                                      ________     ________
EARNINGS:

Income before preferred stock dividends               $3,594,176   $3,652,633
Federal income taxes                                   1,888,944    1,921,133
Interest charges                                       2,861,728    2,696,157

                                                     ___________  ___________

 Earnings available to cover fixed charges            $8,344,848   $8,269,923

                                                     ___________  ___________

                                                     ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                             3,252,986    2,693,561
Preferred dividend requirement (1)                       310,069      310,163
Other interest                                           407,946      423,742
Amortization of debt discount - net                       88,139       80,889

                                                     ___________  ___________

Total fixed charges                                   $4,059,140   $3,508,355

                                                     ___________  ___________

                                                     ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                    2.06         2.36

                                                     ___________  ___________

                                                     ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                     $203,250     $203,250
Effective tax rate                                         34.45%       34.47%

                                                     ___________  ___________
Preferred dividend requirement                          $310,069     $310,163

                                                     ___________  ___________

                                                     ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.








                                                                   Exhibit 12
                                                                   Page 2 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                        Twelve Months Ended
                                                            March 31,
                                                        1996         1995

                                                      ________     ________
EARNINGS:

Income before preferred stock dividends              $17,266,687  $14,794,265
Federal income taxes                                   9,129,321    7,721,534
Interest charges                                      11,280,067   10,447,169

                                                     ___________  ___________

 Earnings available to cover fixed charges           $37,676,075  $32,962,968

                                                     ___________  ___________

                                                     ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                            11,451,554   10,774,196
Preferred dividend requirement (1)                     1,242,929    1,229,691
Other interest                                         2,328,107      595,745






Amortization of debt discount - net                      330,807      323,557

                                                     ___________  ___________

Total fixed charges                                  $15,353,397  $12,923,189

                                                     ___________  ___________

                                                     ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                    2.45         2.55

                                                     ___________  ___________

                                                     ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                     $813,000     $808,030
Effective tax rate                                         34.59%       34.29%

                                                     ___________  ___________
Preferred dividend requirement                        $1,242,929   $1,229,691

                                                     ___________  ___________

                                                     ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.



                                                                   Exhibit 12
                                                                   Page 3 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges



                                                       Three Months Ended
                                                             March 31,
                                                        1996         1995

                                                      ________     ________
EARNINGS:

Income before preferred stock dividends               $3,594,176   $3,652,633
Federal income taxes                                   1,888,944    1,921,133
Interest charges                                       2,861,728    2,696,157

                                                     ___________  ___________

 Earnings available to cover fixed charges            $8,344,848   $8,269,923

                                                     ___________  ___________

                                                     ___________  ___________

FIXED CHARGES:

Interest on long-term debt                             3,252,986    2,693,561
Other interest                                           407,946      423,742
Amortization of debt discount - net                       88,139       80,889

                                                     ___________  ___________

Total fixed charges                                   $3,749,071   $3,198,192

                                                     ___________  ___________

                                                     ___________  ___________


Ratio of Earnings to Fixed Charges                          2.23         2.59

                                                     ___________  ___________

                                                     ___________  ___________




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.







                                                                   Exhibit 12
                                                                   Page 4 of 4

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges



                                                        Twelve Months Ended
                                                             March 31,
                                                        1996         1995

                                                      ________     ________
EARNINGS:

Income before preferred stock dividends              $17,266,687  $14,794,265
Federal income taxes                                   9,129,321    7,721,534
Interest charges                                      11,280,067   10,447,169

                                                     ___________  ___________

 Earnings available to cover fixed charges           $37,676,075  $32,962,968

                                                     ___________  ___________

                                                     ___________  ___________

FIXED CHARGES:

Interest on long-term debt                            11,451,554   10,774,196
Other interest                                         2,328,107      595,745
Amortization of debt discount - net                      330,807      323,557

                                                     ___________  ___________

Total fixed charges                                  $14,110,468  $11,693,498

                                                     ___________  ___________

                                                     ___________  ___________

Ratio of Earnings to Fixed Charges                          2.67         2.82

                                                     ___________  ___________

                                                     ___________  ___________




Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.